EXHIBIT 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie	Anna Del Rosario
Vice President – Investor Relations	Director – Corporate Communications
Altera Corporation	Altera Corporation
(408) 544-6996	(408) 544-6397
swylie@altera.com	anna.delrosario@altera.com

ALTERA ANNOUNCES THIRD QUARTER RESULTS

San Jose, Calif., October 23, 2007 — Altera Corporation (NASDAQ: ALTR) today announced third quarter 2007 sales of $315.8 million, down 1 percent from the second quarter of 2007 and down 7 percent from the third quarter of 2006. New products grew 13 percent sequentially.

Third quarter 2007 net income was $69.0 million, $0.20 per diluted share, compared with net income of $87.4 million, $0.24 per diluted share, in the third quarter of 2006.

Altera repurchased 10.8 million shares of its common stock during the quarter at a cost of $255 million. As of the end of the third quarter, Altera has, year to date, repurchased 32 million shares at a cost of $717 million. Repurchases in 2007 are part of a previously announced plan to repurchase up to $1.5 billion of the company’s common stock through 2007 and the first half of 2008. Altera ended the quarter with $1.2 billion in cash and investments.

Altera’s board of directors has declared a quarterly cash dividend of $0.04 per share payable on December 3, 2007 to shareholders of record on November 12, 2007.

“The September quarter proved more challenging than anticipated. Sales to the communications and industrial markets were below expectations, although consumer market segment sales were up strongly. The resulting end market mix reduced gross margin this quarter. Reflecting continued cost control efforts across the company, operating expenses came in lower than forecast, more than offsetting the lower than planned gross margin,” said John Daane, president, chief executive officer, and chairman of the board. “New product sales once again generated good double digit sequential growth and are now 35 percent of sales. With the Stratix® III FPGA family now shipping, we are the only programmable logic company with 65-nm devices optimized for low power, which gives us a unique competitive position at the leading edge of FPGA deployment. The Stratix III introduction is going smoothly, and we anticipate rapid customer adoption.”

Several recent accomplishments mark the company’s continuing progress:

•

The first member of the 65-nm Stratix III family shipped in August, a month ahead of schedule. Available in software since November 2006, customers have been actively designing the Stratix III family into a broad range of applications including high performance computing, next generation wireless base stations, communications network infrastructure, and advanced imaging equipment. The Stratix III family delivers the lowest power consumption and highest performance of any high-end programmable logic device, with 45 percent lower power consumption and a 25 percent performance advantage over competing solutions. To dramatically lower power while delivering high performance, Stratix III FPGAs feature Altera’s innovative Programmable Power Technology. This power management technology enables every programmable logic array, digital signal processing and memory block to operate independently at high-speed or low-power mode.

•

With the release of Quartus® II software version 7.2, Altera continues to extend its advantage in compile times, a key productivity metric. This new Quartus development software enables Stratix III FPGAs to achieve 300 percent faster compile times compared to competing high-end 65-nm devices. Electronic system designers, faced with aggressive time-to-market goals and increasingly concerned about designer productivity, can immediately benefit from the many other new features built into this latest Quartus version that further reduce development time. Beyond ease of use, performance remains critical. The enhanced Quartus version 7.2 place-and-route algorithms enable Stratix III FPGAs to produce a two speed grade Altera advantage versus competitors, giving customers yet another reason to choose Altera.

Business Outlook for the Fourth Quarter 2007

Sequential Sales Growth	Flat to down 4%

Gross Margin	63% to 64%

Research and Development	approximately $73 million

SG&A	approximately $67 million

Other Income	approximately $12 million

Tax Rate	13% to 15%

Conference Call and Quarterly Update:

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the quarter’s results and management’s outlook for the fourth quarter of 2007. A web cast and subsequent replay will be available in the investor relations section of the company’s web site at http://www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s fourth quarter business update will be issued in a press release available after the market close on December 5, 2007.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release as well as comments relating to new products and share repurchase plans. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, customer business environment, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Arria™ GX, Cyclone® II, Cyclone III, Stratix II, Stratix III, Stratix II GX, MAX® II and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, the continuance of suitable financial market conditions, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera’s programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 28 2007	June 29 2007	September 29 2006	September 28 2007	September 29 2006
Net sales	$315,783	$319,682	$341,213	$940,381	$968,143
Cost of sales (1)	114,369	113,093	110,527	331,974	320,968

Gross margin	201,414	206,589	230,686	608,407	647,175

Operating expenses:
Research and development (1)	71,350	63,071	63,604	192,876	190,365
Selling, general, and administrative (1)	66,062	67,863	80,773	205,709	233,771

Total operating expenses	137,412	130,934	144,377	398,585	424,136

Income from operations	64,002	75,655	86,309	209,822	223,039
Interest and other income, net	16,180	17,985	16,539	51,278	39,753

Income before income taxes	80,182	93,640	102,848	261,100	262,792
Provision for income taxes	11,225	13,110	15,427	36,554	39,418

Net income	$68,957	$80,530	$87,421	$224,546	$223,374

Net income per share:
Basic	$0.20	$0.23	$0.24	$0.64	$0.62

Diluted	$0.20	$0.22	$0.24	$0.63	$0.61

Shares used in computing per share amounts:
Basic	343,127	352,721	361,840	351,147	360,607

Diluted	352,625	359,542	367,313	358,605	367,151

Cash dividend declared per common share	$0.04	$—	$—	$0.08	$—

Tax rate	14.0%	14.0%	15.0%	14.0%	15.0%
% of Net sales:
Gross margin	63.8%	64.6%	67.6%	64.7%	66.8%
Research and development	22.6%	19.7%	18.6%	20.5%	19.7%
Selling, general, and administrative	20.9%	21.2%	23.7%	21.9%	24.1%
Income from operations	20.3%	23.7%	25.3%	22.3%	23.0%
Net income	21.8%	25.2%	25.6%	23.9%	23.1%

Note:

(1) Includes stock-based compensation expenses as follows:

Cost of sales	$325	$321	$422	$979	$1,499
Research and development	$5,027	$4,918	$6,116	$15,458	$22,017
Selling, general, and administrative	$6,608	$7,404	$8,483	$21,269	$29,107

ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 28 2007	June 29 2007	December 29 2006
Assets
Current assets:
Cash and short-term investments	$1,109,027	$1,169,813	$1,363,747
Accounts receivable, net	181,070	188,486	93,263
Inventories	84,983	73,532	78,477
Deferred compensation plan assets	73,794	70,951	69,378
Deferred income taxes and other current assets	149,822	142,930	146,187

Total current assets	1,598,696	1,645,712	1,751,052
Long-term investments	102,914	134,921	256,563
Property and equipment, net	176,949	182,319	178,363
Deferred income taxes and other assets, net	66,287	65,034	47,282

	$1,944,846	$2,027,986	$2,233,260

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and current liabilities	$145,618	$97,762	$243,727
Deferred compensation plan obligations	73,794	70,951	69,378
Deferred income and allowances on sales to distributors	269,513	273,799	298,078

Total current liabilities	488,925	442,512	611,183
Income taxes payable non-current	149,512	142,430	—
Other non-current liabilities	13,790	14,433	13,916
Stockholders' equity	1,292,619	1,428,611	1,608,161

	$1,944,846	$2,027,986	$2,233,260

Key Ratios & Information
Current Assets/Current Liabilities	3:1	4:1	3:1
Liabilities/Equity	1:2	1:2	1:3
Annualized YTD Return on Equity	20%	20%	23%
Quarterly Depreciation Expense	$8,093	$7,468	$7,133
Quarterly Capital Expenditures	$2,723	$5,013	$10,692
Annualized Net Sales per Employee	$468	$469	$506
Number of Employees	2,717	2,696	2,654
Inventory MSOH (a): Altera	2.2	2.0	2.2
Inventory MSOH (a): Distribution	1.1	1.2	1.3
Days Sales Outstanding	52	54	27

(a)	MSOH: Months Supply On Hand

ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	Q3'07	Q2'07	Q3'06	Q-Q Growth	Y-Y Growth
Geography
North America	22%	21%	23%	1%	-13%

Asia Pacific	34%	33%	28%	0%	13%
Europe	24%	25%	27%	-2%	-16%
Japan	20%	21%	22%	-5%	-17%

International	78%	79%	77%	-2%	-6%

Total	100%	100%	100%	-1%	-7%

Product Category
New	35%	30%	21%	13%	52%
Mainstream	29%	32%	36%	-9%	-24%
Mature & Other	36%	38%	43%	-6%	-23%

Total	100%	100%	100%	-1%	-7%

Market Segment
Communications	40%	40%	41%	-1%	-10%
Industrial	33%	35%	33%	-8%	-7%
Consumer	18%	16%	15%	14%	14%
Computer & Storage	9%	9%	11%	-3%	-24%

Total	100%	100%	100%	-1%	-7%

FPGAs and CPLDs
FPGA	70%	70%	71%	-1%	-9%
CPLD	19%	19%	19%	1%	-4%
Other	11%	11%	10%	-4%	-3%

Total	100%	100%	100%	-1%	-7%

Product Category Description

Category	Products
New	Stratix II, Stratix III, Stratix II GX, Arria GX, Cyclone II, Cyclone III, MAX II, HardCopy and HardCopy II

Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A

Mature & Other	Classic, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX 6000, FLEX 8000, FLEX 10K, FLEX 10KA, FLEX 10KE, APEX 20K, APEX 20KE, APEX 20KC, APEX II, ACEX 1K, Mercury, Excalibur, configuration and other devices, intellectual property cores, and software and other tools